EXHIBIT 10.1 BERGEY ROAD LEASE

THIS LEASE, is executed at 2880 Bergey Road, Suite D, Hatfield, PA. this __10__day of July, 2014, by and between _Bergey Road Industrial Associates, 2880 Bergey Road, Suite D, Hatfield, PA. 19440, (“Lessor”) and Torotel Products, Inc., 620 N. Lindenwood Drive, Olathe, KS 66062 (“Lessee”).

1.	Premises

1.01    Lessor hereby leases to Lessee and Lessee hires from Lessor, on the terms, covenants and conditions set forth herein, those premises described in Exhibit “A” attached hereto and made a part hereof (the “Leased Premises”), located in the building, the location of which also is indicated on Exhibit “A” ( the “Building”), the Leased Premises comprising approximately 5,000 square feet of the total square feet of floor space in the Building, the Building and Leased Premises being known and numbered as Suite C, 2880 Bergey Road, Hatfield PA 19440 .

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Before the term of this Lease begins, Lessor shall perform and complete the alterations and other improvements ( the “Work”) at the Leased Premises in accordance with the plans and specifications set forth in Exhibit “B” hereto and such other working drawings and specifications (if any) as may be reasonably necessary, which shall be prepared by Lessor and which shall be in substantial conformity, with the plans and specifications set forth in Exhibit “B”, but if such working drawings and specifications are not so in conformity, they shall be subject to the approval of the Lessee, such approval to be considered to have been given unless Lessee, within six (6) business days after the submission of such working drawings and specifications to it, notifies Lessor in writing of Lessee’s disapproval and the reasons therefore. All other work to be done or performed in or about the Leased Premises shall be by Lessee at Lessee’s sole cost and expense and in accordance with the provisions of Article 7 hereof. If Lessor is unable to complete the Work on or before N/A , 2014 (the “Completion Date”), or if Lessor for any reason has not completed construction of the building of which the Leased Premises is a part on or before the Completion Date, Lessee shall have as its sole remedy the option of canceling this Lease by giving written notice to that effect to Lessor within ten (10) days after the Completion Date; provided, however, that if the Work ( or the building of which the Leased Premises is a part) is not completed by the Completion Date because of Lessee’s unreasonable withholding of its approval of the working drawings and specifications or other act or omission of Lessee or because of strikes, lockout or other labor or industrial disturbance (whether or not on the part of employees of Lessor), civil disturbance, future valid order of any government, court or regulatory body having proper jurisdiction, act of the public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials or labor by reason of priority or similar regulations or orders of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, flood, washout, explosion, act of God or any other cause beyond Lessor’s control, the Completion Date shall be extended to the extent of such delays.

1.03    The Leased Premises shall conclusively be deemed ready for Lessee’s occupancy as soon as the Work has been substantially completed. The Leased Premises shall not be deemed to be unready for Lessee’s occupancy or incomplete (a) if only minor or unsubstantial details of construction, decoration or mechanical adjustments remain to be done in the Leased Premises or any part thereof provided that none of such items are necessary to make the Leased Premises tenantable for Lessee’s use and that their cost as then reasonably estimated does not exceed the amount of the first four (4) months of basic rent or (b) if delay in the availability of the Leased Premises for Lessee’s occupancy is caused in whole or in part by Lessee.

1.04    Lessor shall give Lessee at least one (1) week’s prior notice of the date when the Leased Premises is expected to be ready for occupancy, and as soon as conditions practicably permit, Lessor shall finish the items of work and adjustment not finished when the Leased Premises is ready for occupancy.

2. Term

.	The term of this Lease shall be for Five (5) Years (the “Lease Term”) commencing on August 1, 2014 and ending July 31, 2019. Said dates to be stipulated to and confirmed in writing by Lessor.

1.	Rent and operating expenses

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Lessee agrees to pay to Lessor at 2880 Bergey Road, Suite D, Hatfield, PA 19440 or at such place as Lessor may designate, without deduction, offset, prior notice or demand, and the Lessor agrees to accept, as the minimum rent for the Leased Premises for the Lease Term, the sum of One Hundred Seventy Four Thousand, Four Hundred Seventy Five Dollars and 20/100 ($174,475.20), lawful money of the United States payable in installments of $2,907.92 each, such installments to be paid monthly in advance, on the first day of each month during the Lease term. $10,348.77 paid herewith to Lessor

EXHIBIT 10.1 BERGEY ROAD LEASE

upon the execution of this Lease, receipt of which is hereby acknowledged, shall represent the first One months’ rental and Two month(s) security deposit in the amount of $9,807.10 and one month’s Operating Expense Allocation in the amount of $541.67.

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Lessee also agrees to pay to Lessor at the place aforesaid, without prior notice or demand and without deduction or offset, an amount, on an annual basis, determined by multiplying the square footage of the Leased Premises by an “Operating Expense Allocation” of $1.30 per square foot per year, which amount shall be payable concurrently with the payments of monthly installments of minimum rent, in monthly installments equal to 1/12th of said amount. However, in the event the “Tenant Expense Allocation” of “Real Estate Impositions” plus “Direct Costs” (all as defined below) exceeds, in any calendar year falling wholly or partly within the Lease Term, the Operating Expense Allocation, Lessor shall so advise Lessee as soon as practicable, and:

(i)     Lessee shall pay to Lessor, concurrently with the next regular monthly payment of minimum rent, the amount of the excess multiplied by the square footage of the Leased Premises (and adjusted, pro rata, on the basis of a 365-day year, if the Lease Term was not in effect for the full calendar year), plus the amount of any increase in the monthly installments of Operating Expense Allocation (if the same is increased by Lessor as below provided), multiplied by the square footage of the Leased Premises, for the months of the calendar year intervening between the end of the prior calendar year and the date on which the next monthly payment of rent is due or the date of expiration of the Lease Term, whichever is the earlier (Lessee’s obligations under this sub-Article (i) to survive termination in the event this Lease expires prior to Lessor’s determination of the excess); and

    (ii) Lessor shall have the right to increase the Operating Expense Allocation to an amount, to be reasonably and fairly determined by Lessor, which Lessor estimates will fully cover (assuming full occupancy of the Building) the Real Estate Impositions and Direct Costs as will be paid or incurred for the calendar year with respect to the Building (Lessor also having the right to receive subsequent payments from Lessee under sub-Article (i) above, and under this sub-Article (ii) to subsequently increase the Operating Expense Allocation payable in later calendar year(s), and in such case, the subsequent monthly installments of the Operating Expense Allocation shall be increased accordingly. Lessee may request an accounting at year end of the Operating Expense Allocation expenses billed to its unit.

In the event the Tenant Expense Allocation of Real Estate Impositions plus Direct Costs is less, in any calendar year falling wholly or partly within the Lease Term, then the Operating Expense Allocation for that year, the difference, multiplied by the square footage of the Leased Premises (and adjusted, pro rata, as aforesaid, if the Lease Term was not in effect for the full calendar year) shall be credited against any payments as may subsequently become payable by Lessee under Article 3.02 (i) and, to the extent not fully consumed by such crediting, against any subsequent increase in the Operating Expense Allocation.

The defined terms used in this Article 3.02 have the following meanings:

“Direct Costs”- All direct costs of operation and maintenance of the Building and related grounds and facilities as determined by standard accounting practices, including the following costs by way of illustration but not limitation:
insurance premiums;
the costs of building and grounds, maintenance and operation and repair, including but not limited to: the cost of repairs and replacements to the Building and of Building items and equipment; snow and trash-removal and lawn and general grounds upkeep including paving maintenance and replacement; landscaping maintenance and replacement; electricity for outdoor lighting; repair, maintenance and replacement of grounds and building maintenance equipment and machinery. Items of Direct Costs which are not exclusively incurred with respect to the Building by reason of the nature of the times or otherwise, shall be equitably allocated by Lessor among the Buildings to which the same relate or for whose benefit the same have been incurred, and only the portion allocated to the Building shall be included in calculating the Direct Costs for the Building. The term “Direct Costs” shall not include utility services to be paid for directly by Lessee as hereafter provided, depreciation on the Building or equipment therein, interest, net income, franchise or capital stock taxes payable by Lessor, executive salaries, real estate brokers commissions, costs to be reimbursed to Lessor by Lessee under Article 13.02 or the costs of services provided specifically for any given tenant at such tenant’s expense and not uniformly available to all tenants of the Building.

“Real Estate Impositions” - Ad valorem real property on the Building and related grounds and facilities and any other taxes as may be levied in lieu of or in substitution for or supplementary to such taxes; public assessments, both general and special; any tax, levy or other charge (whether or not a tax or in the nature of a tax) by any governmental authority pursuant to or in implementation of the Federal Clean Air Act, the Federal Water Pollution Control Act or any other environmental legislation by any governmental body or authority, and any rules or regulations thereunder; unless paid directly by tenant(s), any tax or other levy on or measured by rentals received from the Building. If any Real Estate Imposition is imposed, assessed, levied or charged only upon or in reference to the common or open areas of Lessor’s property on which the Building is located, or parts of same, or if any Real Estate Imposition is not separately imposed, assessed, levied or charged on or against the Building and its related

EXHIBIT 10.1 BERGEY ROAD LEASE

grounds and facilities alone or the rentals derived therefrom, the amount of such Real Estate Imposition attributable to the Building in any such case, for the purposes of this Article, shall be as fairly allocated and determined by Lessor.

“Tenant Expense Allocation” - The amount determined by adding the Direct Costs and Real Estate Impositions for or attributable to any given calendar year, and dividing the result by the square footage of the Building.

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Lessee further agrees that on default in any payment or installment of rent hereunder within five (5) days of the date on which the same is due, then without limitation of any other right or remedy of Lessor as may apply because of such default, Lessee shall pay Lessor, as additional rent partially compensating Lessor for the extra expenses attributable to such delay, a late charge equal to eight cents for each dollar which was not so paid within said five (5) day period.

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Lessee has deposited with Lessor the sum of Six Thousand Eight Hundred Ninety Nine Dollars and 18/100 ($6,899.18) as security for the full performance of all of the provisions of this Lease. If at any time during the Lease Term hereof, or the Lease Term as it may be extended, Lessee shall be in default in payment of minimum or additional rent or is otherwise in default hereunder, Lessor, without waiver or limitation of any other right or remedy as Lessor may have because of such default, (i) may apply all or part of the security deposit to the payments of rent in default and (ii) may appropriate all or part of the deposit to cure the default including but not limited to use of the deposit, in order to repair damages to the Leased Premises caused by Lessee and/or to defray any and all reasonably necessary expenses incurred by Lessor in recovering possession of the Leased Premises upon the termination of the tenancy created by this Lease. To the extent that all or any portion of the security deposit is thus applied or appropriated, and if this Lease shall not have been terminated because of the default, Lessee, on Lessor’s request and as a condition to the continuance of this Lease, shall pay to Lessor, within (5) days of the request, an amount sufficient to place in Lessor’s hands double the amount of the original security deposit, taking into account the portion, if any, of the original security deposit as may not have been applied or expended by Lessor in accordance with this Lease. If Lessee is not in default at the termination of this Lease, Lessor, after inspection of the premises and assurance that Lessee has fully performed its covenants hereunder, and in any event no later than 60 days thereafter, shall return the security deposit (or the portion which has not been applied or expended in accordance herewith) to Lessee. Lessor’s obligation to Lessee respecting the security deposit is that of a debtor, not a trustee or escrowee; and the security deposit may be commingled, held or deposited as Lessor may elect, and may be dissipated pursuant to the provisions hereof. No interest shall accrue on the security deposit.

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Cost of Living Adjustment. Commencing with the rental payment due on August 1, 2015, the annual rent for each year shall be adjusted if the All Urban Consumer Price Index for Philadelphia, Pennsylvania, for all items, of the Bureau of Labor Statistics of the United States Department of Labor (“Index”) for June immediately preceding the year in which the determination is being made is higher than the Index for the month of August, 2014 (”Base Index”), the annual rent shall be increased by multiplying the annual rental set forth in paragraph 3 of this Lease by a fraction, the denominator of which is the Base Index and the numerator of which is the difference between the Index for June immediately preceding the year of determination and the Base Index; the resulting product shall be the increase in the annual rent for the year in which the determination is being made; the increase shall be divided into twelve equal installments and added to the monthly rent paid in the year in which the determination is being made. Lessor shall compute any such increases and notify Lessee of the adjusted rental. The parties acknowledge that there may be a lag in publication time of the C.P.I. and agree that the previous minimum annual rental shall remain in force until such time as the C.P.I. setting forth the Index is published; thereafter the minimum annual rental adjustment shall be retroactively applied, and shall be due and payable as additional rent, upon presentation of the calculation by Lessor to Lessee. If at the time of any adjustment the C.P.I. is no longer reported or its basic principle has been altered, an alternative method shall be used to increase the minimum annual rent to equitably reflect any increase in the cost of living. Under no circumstances shall any new minimum annual rent be less than the minimum annual rent which is payable immediately prior to the adjustment. Lessor agrees that the CPI will not be increased during the initial three (3) year period of this lease.

2.	Delay in Delivery of Possession

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If Lessor, for any reason whatsoever, cannot deliver possession of the Leased Premises to Lessee at the commencement of the Lease Term, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term and the time when Lessor can deliver possession. The Lease Term shall be extended by such delay, and if requested by Lessor, Lessee shall execute a written confirmation of the date to which the Lease Term is thus extended.

EXHIBIT 10.1 BERGEY ROAD LEASE

1.	Utilities

.	Lessee shall be responsible to arrange for telephone service to the Leased Premises, if required by Lessee, the installation of same to be subject to Lessor’s reasonable approval.

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Electricity and gas shall be supplied to the Leased Premises by the public utilities servicing the Building. Lessee shall directly pay such public utility. The failure of Lessee to pay the bills rendered to Lessee by such public utility when the same are due, shall constitute default hereunder. Lessor will bill the Lessee for Water and Sewer usage.

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Lessor shall not be liable to Lessee nor shall this Lease or Lessee’s obligations hereunder be impaired or abated in the event of the Lessor’s failure to provide the forgoing services if such failure is caused by malfunction, accident, breakdown, repairs, casualty or other causes beyond Lessor’s reasonable control.

2.	Acceptance of Premises

6.01    Subject to the provisions of Section 1.04, the entry by Lessee into the Leased Premises and the taking of possession thereof shall be acknowledged by Lessee that the Leased Premises are in good and tenantable and satisfactory condition at the beginning of the term of this Lease and that up to the time of such occupancy Lessor has performed all of its obligations under this Lease. Lessor has no duty to make repairs or alterations to the Leased Premises at any time prior to or during the term of this Lease except as specifically set forth in this Lease.

7.    Alterations

7.01    Alterations or additions may not be made to the Leased Premises without the prior written consent of Lessor; and any alterations or additions to the Leased Premises, excepting moveable trade fixtures, shall, at Lessor’s option, become part of the realty and belong to Lessor. Any alterations or additions to the Leased Premises made by Lessee (without limitation of Lessor’s rights against Lessee in case of alterations or additions made without Lessor’s consent) unless designated by Lessor to be part of the realty and Lessor’s property (which designation may be made either in conjunction with Lessor’s approval of such alterations or additions being made or at any time thereafter, but at least 30 days prior to the expiration of the Lease Term) shall be removed by Lessee and the Leased Premises restored to its previous condition by the expiration of the Lease Term.

7.02    Should Lessee desire to alter the Leased Premises and Lessor gives written consent to such alterations, at Lessor’s option, Lessee shall contract with Lessor for the construction of such alterations, and Lessee shall pay Lessor the cost thereof plus a reasonable allowance for overhead and profit or the minimum rental provided above shall be increased at a mutually agreeable rate.

7.03    Notwithstanding anything in Article 7.02 above, Lessee may, upon written consent of Lessor, install movable trade fixtures, light machinery and other equipment required in Lessee’s use of the Leased Premises, and normal desk-type office equipment; provided that if any such machinery equipment, in Lessor’s reasonable opinion, would generate excessive trash or waste, be disturbing to other tenants or require excessive electrical current beyond that safely carried by the service lines to the Building and Leased Premises, Lessor may prohibit its installation or require its removal unless special arrangements satisfactory to Lessor are made between Lessor and Lessee regarding same. All such trade fixtures, machinery and equipment (as well as furniture and other items or personalty) shall be removed by Lessee upon the termination of this Lease provided Lessee shall not then be in default under the terms and conditions of this Lease, and the Leased Premises are not damaged by the initial installation, operation or such removal. Lessee shall return the Leased Premises on the termination of this Lease in the same condition as when rented to Lessee, reasonable wear and tear accepted. Lessee shall keep the Leased Premises and the Building, and the property in which the Leased Premises are situated free from any mechanic’s lien (s) or claim (s) arising out of any work performed for, material furnished to, or obligation incurred by Lessee.

7.04    Before proceeding with any work of alterations, etc. unless Lessor has contracted therefor, Lessee shall first give Lessor written notice of the contractual arrangements proposed to be entered into or implemented by Lessee in furtherance thereof, which arrangements shall include provisions, reasonably satisfactory to Lessor, to assure that all work and materials will be fully paid for and that the Leased Premises, Building and the property on which it is erected will not be subject to the filing of any mechanic’s lien (s) or claim (s).

EXHIBIT 10.1 BERGEY ROAD LEASE

8.    Waste and Quiet Conduct

8.01    Lessee shall not commit, or suffer any waste upon the Leased Premises, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. Lessee shall also have quiet and clean enjoyment from any other tenant in the Building.

9.    Fire Insurance Hazards
9.01    No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept or used, in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, Building and appurtenances. Lessee agrees to pay to Lessor as additional rent, any increase in premiums on policies which may be carried by Lessor on the Leased Premises (covering damage to the Building and loss of rent caused by fire and the perils normally included in extended coverage) to the extent Lessee’s use and occupancy results in or is the principal cause for such increase above the rates for the least hazardous type of occupancy.

9.02    Lessee shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurance value. During the Lease Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Lessor shall have no interest in the insurance upon Lessee’s equipment and fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee.

1.	Liability Insurance

10.01    Lessee, at its own expense, shall provide and keep in force with companies acceptable to Lessor, public liability insurance for the benefit of Lessor and Lessee jointly against liability for bodily injury and property damage in the amount of not less than Two Million Dollars ($2,000,000) combined single limits of liability for bodily injury and property damage. If Such limits are to be increased they must be mutually agreed upon by the Lessor and Lessor . Once agreed by both parties the Lessor will provide at least 30 days prior notice from Lessor to Lessee, to increase any greater amounts as may be reasonably indicated by circumstances from time to time existing. Lessee shall furnish Lessor with a certificate of such policy and whenever required shall satisfy Lessor that such policy is in full force and effect. Such policy shall name Lessor as an additional insured and shall be primary and non-contributing with any insurance carried by Lessor or, if requested by Lessee and approved by Lessor, expressly recognize Lessee’s waiver of any claims against Lessor due to covered risks and confirm effectiveness thereof notwithstanding unavailability rights against Lessor as otherwise might be available to the insurer by subrogation. The policy shall further provide that it shall not be cancelled or altered without at least ten (10) days prior written notice to Lessor and any mortgagee designated by Lessor.

11.    Indemnification by Lessee

11.01
Waiver of Subrogation.  Both parties shall cause each insurance policy carried by it insuring the premises (as well as the contents thereof, as applicable) against loss by fire or any of the casualties covered by its insurance to be written in such a way so as to provide that the insurer waives all right to recover by way of subrogation against the other party in connection with any loss or damage covered by the policy.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, to the extent of each party’s property insurance coverage, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.

11.02
Indemnity.  Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend, and hold harmless the Premises, Lessor, and its agents, Lessor’s partners and Lenders, from and against any and all claims, losses, and or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses, and or liabilities arising out of, involving, or in connection with the act or neglect of Lessee or any entity or person for which Lessee is legally liable, upon or about the premises.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.  Except for Lessee’s gross negligence or willful misconduct, Lessor shall indemnify, protect, defend, and hold Lessee harmless from and against any

EXHIBIT 10.1 BERGEY ROAD LEASE

and all claims, losses, and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses, and/or liabilities arising out of, involving, or in connection with the act or neglect of Lessor or any entity or person for which Lessor is legally liable upon or about the Leased Premises or Common Area.  If any action or proceeding is brought against Lessee by reason of foregoing, Lessor shall upon notice defend the same at Lessor’s expense and Lessee shall cooperate with Lessor in such defense.  Lessee need not have first paid any such claim in order to be defended or indemnified.

1.	Repairs and Maintenance

12.01    Lessee shall, at its sole cost, keep and maintain the Leased Premises and appurtenances and every part thereof (excepting the structure of the exterior walls and roofs, which Lessor agree to repair, as Direct Cost item under Article 3.02 provided Lessor has reasonable notice of the necessity therefor) in good and sanitary order, condition and repair, subject to ordinary and reasonable wear and tear. Lessee’s obligations shall include, but not be limited to all interior cleaning and repairs and maintenance including interior ceilings, walls and partitions, and the proper operation, repair (making replacements, if necessary) and maintenance of the fixtures and equipment which comprise part of the leased Premises so as to keep same in good operating order and condition (subject to Article 13.02), replacement of any broken or cracked windows and other glazing, repair (and replacement if necessary) of interior and exterior doors, and furnishing fluorescent tubes and ballasts for light fixtures and all expendables (light bulbs, paper goods, soaps, etc. ) used in the Leased Premises during the Lease Term and any extension thereof.

12.02    Lessor shall perform regular maintenance and service of heating or air conditioning equipment subject to reasonable notice of necessity therefore and shall make any necessary repairs or replacements thereto, and Lessee shall reimburse Lessor for the cost of such maintenance, service, repair and replacements within ten (10) days of request therefore (or, if later, to be paid with the next regular monthly payment of minimum rent). Lessee, however, shall be responsible for proper operation of any such equipment.

2.	Auctions, Signs, Landscaping

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Lessee shall not conduct or permit to be conducted any sale by auction on the Leased Premises. Lessor shall have the right to control landscaping and to approve the placing of signs and the size and quality of the same. Lessee shall make no alterations or additions to the landscaping and shall place no exterior signs on the Leased Premises or interior signs without the prior written consent of Lessor. Exterior signs shall be governed by the provisions of Exhibit “C”, attached hereto and made a part hereof.

3.	Entry by Lessor

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Lessee shall permit Lessor and Lessor’s agents to enter the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations, or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of placing upon the Building any usual or ordinary “for sale” signs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned; and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary “to let” or “to lease” signs.

4.	Taxes

15.01    Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed or imposed and which become payable during the Lease upon Lessee’s income or receipts, Lessee’s business, Lessee’s use and occupancy of the Leased Premises, and Lessee’s fixtures, furniture, appliances and personal property installed or located in the Leased Premises.

5.	Abandonment

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Lessee shall not vacate or abandon the Leased Premises at any time during the Lease Term, nor permit the Leased Premises to remain unoccupied for a period longer than ten (10) consecutive days during the Lease Term; and if Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Leased Premises shall, at the option of the Lessor, be deemed abandoned and may be used, sold (without public notice or auction) destroyed or otherwise disposed of by Lessor without any accountability whatsoever to Lessee.

EXHIBIT 10.1 BERGEY ROAD LEASE

6.	Destruction

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In the event of (a) a partial destruction of the Leased Premises or the Building during the Leased Term which requires repairs to either the Leased Premises or the Building, or (b) the Leased Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Lessee’s act, use or occupation, which declaration requires repairs to either the Leased Premises or the Building, Lessor shall make the repairs, provided that the damage is such, in Lessor’s sole reasonable judgement, that under normal working conditions, repairs could be made within thirty (30) days from the commencement of work but partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate deduction of rent while such repairs are being made; and such work or repair shall be commenced promptly after the nature of the damage and degree of repair required is determined, any necessary permits from governmental authorities are obtained, and if appropriate, insurance adjustments completed. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Lessee in the Leased Premises. In making repairs Lessor shall be obligated to replace only such glazing as shall have been damaged by fire and other damaged glazing shall be replaced by Lessee. If the damage be such, in nature or extent that repairs could not be made within 30 days as aforesaid, Lessor may, at its option elect to proceed nonetheless to make same, this Lease continuing in full force and effect and the rent to be proportionately abated, as in this Article provided. Any repairs undertaken by Lessor in accordance with the foregoing shall be substantially completed as soon as practicable. In the event that Lessor does not so elect to make repairs which could not be made as aforesaid within thirty (30) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the Leased Premises or the Building shall terminate this Lease.

18.    Assignment and Subletting

18.01 Without Lessor’s consent, Lessee shall not assign, mortgage, or hypothecate this Lease, or any interest in this Lease, or sublet or otherwise permit the use of the Leased premises or any part thereof by any person or persons other than Lessee. Any transfer of this Lease from the Lessee by merger, consolidation, stock transfer, or liquidation shall constitute an assignment for purposes of this Lease. Any attempted assignment or subletting without Lessor’s consent shall be void and shall at the option of Lessor be deemed a default by Lessee. Consent by Lessor to any assignment or subletting shall not release Lessee from its primary liability under the Lease, and Lessor’s consent to one assignment, subletting or occupation or use by other parties shall not be deemed a consent to other subleases or assignments or occupation or use by other parties.

19. Insolvency

19.01 In the case of (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any act of bankruptcy being committed by Lessee, or (d) Lessee filing a petition or commencing any proceeding under any bankruptcy or insolvency law or admitting, in such petition or proceeding filed against it, the material substantive allegations of same or otherwise consenting thereto, or (e) Lessee being adjudicated bankrupt or insolvent, or (f) any action being suffered by Lessee under any insolvency or bankruptcy act and any such appointments, assignments or action continues for a period of thirty (30) days, or (g) any attachment or execution against a substantial part of Lessee’s assets or Lessee’s interest hereunder being issued and remaining undismissed or unstayed for more than ten (10) days or a substantial part of Lessee’s assets being taken by legal proceedings, the same or any of them automatically shall constitute a default under this Lease by Lessee, and Lessor may at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided below.

20. Breach By Lessee

20.01 In the event of a default by Lessee, Lessor, besides other rights or remedies that it may have and without prior notice except in the case of defaults in the performance of any covenant other than the payment of rent or other sums due hereunder in which case Lessor shall have first given at least ten (10) days notice of the alleged default and the same is not cured in that period, shall have the right to (i) accelerate all rent otherwise payable by Lessee over the remainder of the Lease Term, in which case all such rent shall be due and payable within ten (10) days from the notice of acceleration, and (ii) terminate this Lease and (iii) terminate Lessee’s right of continued possession of the Leased Premises and from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for the account and in the name of Lessee, for any such term or terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to the Leased Premises deemed by Lessor to be necessary in conjunction with such reletting; and Lessee shall pay to Lessor, as soon as

EXHIBIT 10.1 BERGEY ROAD LEASE

ascertained, the costs and expenses incurred by Lessor in such reletting and in making such alterations and repairs. Rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness, other than rent, due hereunder from Lessee to Lessor; second, to the payment of the cost of any alterations and repairs to the Leased Premises necessary to return the Leased Premises to good condition, normal wear and tear excepted, for uses permitted by this Lease and the cost of storing any of Lessee’s property left on the Leased Premises at the time of reletting; third to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any, at the end of the Lease Term shall be paid to Lessee. Should such rentals received from time to time from such reletting during any month be less than that agreed to be paid during that month by Lessee hereunder, Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such reletting of the Leased Premises by Lessor pursuant to (iii) above shall be construed as an election on its part to terminate this Lease or unless the termination thereof be decreed by a court of competent jurisdiction; and notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured.

Should Lessor at any time terminate this Lease for any breach, pursuant to (ii) above, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering possession of the Leased Premises, and (1) all amounts that would have fallen due as rent between the time of termination of this Lease and the time of the claim, judgment, or other award, less the avails of all reletting and attornments, plus interest on the balance at the rate of six percent (6%) (or the then prevailing maximum legal rate) per year; or (2) the worth at the time of claim, judgment or other award, of the amount by which the unpaid rent for the balance of the Lease Term exceeds the amount of such rental loss that Lessee proves could be reasonably avoided. “Worth” as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of Philadelphia at the time of the claim, judgment or award, plus one percent (1%).

20.02 In the event of a default and after any required notice as provided for in Article 20.01 above, Lessee, with understanding of the RELINQUISHMENT OF CERTAIN RIGHTS to which Lessee otherwise would be entitled as a matter of law and due process, including the right to notice and judicial hearing, does hereby authorize any attorney of any court of record of the Commonwealth of Pennsylvania, or of any other jurisdiction where authorized by law, to accept service of process for, to appear for and on Lessee’s behalf, and to CONFESS JUDGMENT AGAINST LESSEE, in any and all actions brought hereunder by Lessor (or by anyone claiming under Lessor) against Lessee: (I) in ejectment or other appropriate action to recover possession of the Leased Premises (if Lessor shall have elected to terminate this Lease or if the Leased Term shall have expired or Lessee’s right to continued possession shall have otherwise terminated), and Lessee agrees that upon the entry of such judgment, a Writ of possession or other appropriate process may issue forthwith; and (II) in assumpsit or other appropriate action for the recovery of money, for all rent and any other sums then due Lessor hereunder and unpaid by Lessee together with attorneys fee of 15% of the monies due.

COMMERCIAL TRANSACTION, LESSEE UNDERSTANDS AND ACKNOWLEDGES THAT, IN CONNECTION WITH THIS COMMERCIAL TRANSACTION, BY AGREEING TO THE REMEDIES OF LESSOR HEREIN CONTAINED, LESSEE WAIVES RIGHTS TO DUE PROCESS OF LAW WHICH MIGHT OTHERWISE BE GUARANTEED TO LESSEE BY THE CONSTITUTIONS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA, AS WELL AS RIGHTS PROVIDED BY THE STATUTES OF THE COMMONWEALTH OF PENNSYLVANIA.

20.03 Lessee expressly agrees that any judgment, order or degree entered against Lessee by or in any court of Magistrate by virtue of the powers of attorney contained in the Lease, or otherwise, shall be final, and that Lessee will not take an appeal, certiorari, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Lessor and to any and all attorneys who may appear for Lessee all errors in the said proceedings, and all liability therefor. Lessee expressly waives the benefits of all laws, now or hereafter in force, exempting any goods on the Leased Premises, or elsewhere from distraint, levy or sale in any legal proceedings taken by the Lessor to enforce any rights under this Lease. Lessee further waivers the right of inquisition on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease, and does hereby voluntarily condemn the same and authorizes the Prothonotary or Clerk of Courts to issue a Writ of Execution or other process. If proceedings shall be commenced by Lessor to recover possession under the Acts of Assembly, either at the end of the term or sooner termination of this Lease or for nonpayment of rent or any other reason, Lessee specifically waives the right to the three months’ notice and/or the fifteen or thirty days’ notice required by the Act of April 6, 1951; P.L. 69, as the same may from time to time be amended and agrees that three (3) days notice shall be sufficient in either or any such case.

20.03 The right to enter judgment against Lessee and to enforce all of the other provisions of this Lease hereinabove provided for may, at the option of any assignee of this Lease, be exercised by any assignee of the Lessor’s right, title and interest in this Lease in his, her, its, or their own name, notwithstanding the fact that any or all assignments of the said right, title, and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm.L. 99, and all

EXHIBIT 10.1 BERGEY ROAD LEASE

supplements and amendments thereto that have been or may hereafter be passed, and Lessee hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

21. Non Merger of Estates, Subordination; Estoppel Certificates; Declarations; Attornment

21.01 The voluntary or other surrender of this Lease by Lessee, or any other termination of this Lease shall not work a merger of estates and shall, at the option of Lessor, either terminate all or any existing subleases, and/or subtenancies or operate as an assignment to it by Lessee of any or all of such subleases or subtenancies.

21.02 This Lease shall be subject and subordinate at all times to all ground and underlying leases which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated or both, and to the lien of any mortgages in any amount or amounts whatsoever now or hereafter placed on or against the land and Building or either thereof, or on Lessor’s interest of estate therein, or portion thereof, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Lessee hereby agrees, at the written request of the landlord under any ground or underlying lease or mortgagee or purchaser of the mortgaged premises in any foreclosure or other proceedings, to attorn to such landlord or to such mortgagee or purchaser or, at such landlord’s, mortgagee’s or purchaser’s option, to enter into a new lease for the balance of the Lease Term upon the same terms and provisions as are contained in this Lease. Lessee shall execute and deliver upon demand, such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages as may be required by Lessor.

21.03 Lessee shall, at any time and from time to time upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement, in form reasonably required by Lessor, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; and (iii) any other certification reasonably required by any mortgagee, including agreements of no set-off and release of liability as to such Mortgagee and its successors. Any such statements may be relied upon by any prospective purchaser or mortgagee of all or any portion of the real property of which the Leased Premises are a part.

Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rental has been paid in advance.

21.04 This Lease and Lessee’s rights hereunder are at all times subject and subordinate to the terms of any declaration of Bergey Road Industrial Condominium Restrictions and Easements ( or any similar covenants, restrictions or easements including but not limited to any agreement now or hereafter entered into by Lessor or Lessor’s predecessor or successor) pertaining to driveways, walkways, roadways, parking areas; and other common facilities used by Lessee in common with other person(s) now or hereafter created by Lessor or binding upon Lessor, and any modification or amendments thereto now or hereafter made. Lessee will at all times comply with the terms and conditions of such declaration (or covenants, restrictions and easements) and will not create, suffer or permit any violation thereof.

21.05 If for any reason the leasehold estate of Lessor as tenant under any underlying lease is terminated by summary proceedings or otherwise, then, Lessee will attorn to such landlord and will recognize such landlord as Lessee’s Lessor under this Lease. Lessee agrees to execute and deliver, at any time and from time to time, upon the request of Lessor or of the landlord under any such underlying lease, any instruments which may be necessary or appropriate to evidence such Attornment and Lessee hereby appoints Lessor or the landlord under such underlying lease the attorney-in-fact, irrevocable, of Lessee to execute and deliver any such instrument for and on behalf of Lessee. Lessee further waives the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Lessee any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event such underlying lease terminates or any such proceeding is brought by the landlord under such underlying lease, and agrees that, this Lease shall not be affected in any way whatsoever, by any such proceeding or termination.

22. Attorney’s Fees

22.01 In the event of any legal action or proceeding between the parties hereto, attorney’s fees and expenses of the Lessor in any such action or proceeding shall be added to the judgment therein.

EXHIBIT 10.1 BERGEY ROAD LEASE

22.02 Should Lessor be named as a defendant or made a party in any suit brought against Lessee in connection with or arising out of Lessee’s occupancy hereunder, Lessee shall pay to Lessor, as additional rent hereunder, its costs and expenses incurred in such suit, including a reasonable attorney’s fee.

23. Condemnation

23.01 If any part of the Leased Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible for occupation hereunder, the Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only such portion of such rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire Leased Premises at the date of condemnation; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the Leased Premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Leased Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Lessor and the Lessee shall have no claim thereto, and the Lessee hereby expressly waives, relinquishes and releases to Lessor any claims for damages or other compensation to which Lessee might otherwise be entitled because of any such taking or limitation of the lease-hold estate hereby created and irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may be entitled by reason of the condemnation of all or part of the Leased Premises or the leasehold estate; provided, however, that Lessee shall retain and have the right to make claim against the condemning authority for relocation or moving expenses or other similar claim which is allowable solely to Lessee.

1.	Notices

.
All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party; if sent by overnight courier service or certified mail, return receipt requested, postage prepaid, and addressed as follows:

To Lessee, addressed to the last known post office address of Lessee or to the Leased Premises;

To Lessor, addressed to Lessor at the address set forth above or to such other place as Lessor may from time to time designate by notice to Lessee.

2.	Waiver, Accord and Satisfaction

.
The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

.
No payment by Lessee or receipt by Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges payable by Lessee hereunder, nor shall any endorsement or statements on any check or on any letter accompanying any check or payment as rent or other charges be deemed as accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or other charge or pursue any other remedy in this Lease provided.

3.	Termination of Lease

.
It is hereby mutually agreed that either party hereto may terminate this Lease at the end of said term by giving to the other party written notice thereof at least one hundred eighty (180) days prior thereto, but in default of such notice, this lease shall continue upon the same terms and conditions in force immediately prior to the expiration of the term hereof as are herein contained for a further period of one (1) year and so on from….year….to….year….unless or until terminated by either party hereto, giving the other ninety (90) days written notice for removal previous to expiration of the then current term: PROVIDED, however, that should this Lease be continued for a further period under the terms hereinabove mentioned any allowances given Lessee on the rent during the original term shall not extend beyond such original term, and further provided, however, that if Lessor shall have given such written notice prior to the expiration of any term hereby created of his intention to change the terms and conditions of this Lease, and Lessee shall not within (10) days

EXHIBIT 10.1 BERGEY ROAD LEASE

from such notice notify Lessor of Lessee’s intention to vacate the demised premises at the end of the then current term, Lessee shall be considered as Lessee under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Lessee shall give notice, as stipulated in this Lease, of intention to vacate the demised premises at the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on the date designated by such notice, then it is expressly agreed that Lessor shall have the option either (a) to disregard the notice so given as having no effect, in which case all the terms and conditions of this Lease shall continue thereafter with full force precisely as if notice had not been given, or (b) Lessor may, at any time within thirty days after the present term or any renewal or extension thereof, as aforesaid, give the said Lessee ten (10) days written notice of his intention to terminate the said Lease; whereupon the Lessee expressly agrees to vacate said premises at the expiration of the said period of ten days specified in said notice. All powers granted to Lessor by this Lease may be exercised and all obligations imposed upon Lessee by this Lease shall be performed by Lessee as well during any extension of the original term of this Lease as during the original term itself.

4.	Performance of Covenants

.
Without limitation upon any other provision of this Lease, in the event Lessee fails to perform any covenant or observe any condition to be performed or observed by Lessee hereunder, including but not limited to Lessee’s covenants of repair and maintenance, Lessor shall have the right, at Lessor’s sole option, subject to at least five (5) days prior written notice to Lessee (or without notice in case of emergency) to perform such covenant or to cause such condition to be observed; and the cost to Lessor of so proceeding, plus 20% of such cost to cover Lessor’s overhead and other indirect costs associated therewith, shall be due and payable by Lessee to Lessor promptly upon Lessor’s notifying Lessee of the amount so owing. The provisions of this Article shall survive termination of this Lease.

.Lessor’s proceeding under this Article shall not be deemed to be a waiver of Lessor’s rights against Lessee arising because of Lessee’s default, nor shall Lessor’s actions be considered as curing any default or estopping Lessor from proceedings against Lessee as provided for in Article 21; and any sums as are payable to Lessor under this Article 28 shall be in addition to any damages and other sums as may be payable by Lessee by reason of default hereunder.

5.	Use of Common Areas: Parking

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Lessee shall have non-exclusive right, in common with others, to the use of any common entrances, lobbies, ramps, drives, stairs and similar access and service ways and common areas in and adjacent to the Building of which the Leased Premises are a part, subject to such nondiscriminatory rules and regulations as may be adopted by Lessor.

.
Lessee shall be entitled to park in common with other tenants of Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other tenants in the use of parking facilities. Lessor reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Lessee and other tenants.

29. Use of Premises

29.01 The Leased Premises may be used and occupied only for purposes allowed under LI Light Industrial Zoning of Hatfield Township Zoning Ordinance and no other purpose or purposes without Lessor’s written consent. Lessee shall first obtain all governmental permits and licenses as may be required by Lessee’s use and occupancy of the Leased Premises; and Lessee at all times shall promptly comply with all laws, ordinances, orders, and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Lessee shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that will in any way increase the existing premium rates or cause suspension or termination of the fire insurance upon the Building. Lessee will not perform any act or carry on any practices that may injure the Building or be a nuisance or menace to Lessees of adjoining premises.

29.02 Hazardous Materials

As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste related materials, including any substances defined as or included in the definition of “Hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulation, including without limitation, petroleum-based products, paints, solvents, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCB’s and similar

EXHIBIT 10.1 BERGEY ROAD LEASE

compounds, and including any different products and materials which are subsequently found to have an adverse effect on the environment or the health and safety of persons. Lessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Lessee, its agents, employees, contractors, sublessees or invitees without the prior written consent of the Lessor. Lessor shall be entitled to take into account such other factors or facts as Lessor may determine to be relevant in determining whether to grant or withhold consent to Lessee’s proposed activity with respect to Hazardous Material. In no event, however, shall Lessor be required to consent to the installation or use of any storage tanks on the Property.

29.03 Compliance with the Americans with Disabilities Act. Tenant, at Tenant’s sole cost, shall be responsible for compliance with all provisions of the Americans with Disabilities Act, as amended, with regard to all interior spaces of the Leased Premises, excluding ingress and egress doors or openings unless Lessee changes the layout and entries during their tenancy. Tenant shall indemnify Landlord for any violations of the provisions of the Americans with Disabilities Act in accordance with the indemnification provisions of the Lease. Landlord shall be responsible for compliance with the Americans with Disabilities Act for those portions of the Leased Premises other than the Tenant’s Leased Premises or the leased spaces of other tenants.

1.	Arbitration

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All claims, disputes and other matters in question, arising out of, or relating to, this Lease or the breach thereof, other than a claim relating to the payment of rent or additional rent, shall be decided by arbitration in Philadelphia, Pennsylvania, before three arbitrators who shall be selected and which proceedings shall be conducted in accordance with the then current rules for commercial arbitration of the American Arbitration Association. The party desiring such arbitration shall give written notice to that effect to the other party, and shall send a copy thereof to the Philadelphia office of the American Arbitration Association.

The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall be made after the date when institution of legal or equitable proceeding based on such claim would be barred by the applicable statute of limitation. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitration shall be borne equally by the parties.

31. Miscellaneous Provisions

A.
Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the gender shall include the masculine, feminine and neuter genders, and the word “person” or “it” shall include individual (s), partnership, corporation, firm, or association. If there is more than one Lessee, the obligations imposed under this Lease upon Lessee shall be joint and several.

B.    The term “Lessor” as used in this Lease, so far as covenants or obligation on the part of Lessor are concerned, shall be limited to mean and include only the owner or the owner’s agents at the time in question of the fee or of underlying leasehold estate in the Leased Premises, and in the event of any transfer, assignment or other conveyance or transfers of any such title or lease-hold, the Lessor herein named (and in the event of any transfer, assignment or other transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, of all liability as respect to the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed; and without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of the Lessor hereunder, during its ownership of the Leased Premises.

C.    The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

A.
This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all the parties of this Lease.

B.	Time is of the essence of each term and provisions of this Lease.

C.	Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

D.	This lease shall be construed, interpreted and governed by the laws of the Commonwealth of Pennsylvania.

EXHIBIT 10.1 BERGEY ROAD LEASE

E.
Subject to Articles 19 and 32B, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the respected heirs, executors, administrators, successors and assigns of Lessor and Lessee, provided that, in any event, Lessor’s liability hereunder shall be limited to Lessor’s title or interest in the Building and Leased Premises.

F.
Lessor and Lessee intend and believe that each provision in this Lease complies with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Lease is found by a court of law to be in violation of any local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Lease to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Lessor and Lessee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Lease shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained in this Lease, and that the rights, obligations and interest of Lessor and Lessee under the remainder of this Lease shall continue in full force and effect.

J.    Lessee shall not file or record this Lease or a memorandum thereof in any public office. Any such filing or recording shall constitute a default under this Lease by Lessee. Lessee hereby irrevocably appoints Lessor its attorney-in-fact to execute any and all documents and to perform all other acts, both at Lessee’s expense, necessary to remove this Lease from record. This shall exclude any SEC Filings.

K.    Lessor shall have the right, during the term of this Lease or any extension thereof, to relocate Lessee with one hundred eighty (180) days’ notice and shall satisfactorily relocate Lessee at the expense of the Lessor.

L.    The provisions of Exhibit D shall be complied with and adhered to as part of the provision of this lease.

32. Special provisions

Special provisions of this Lease, designated as Riders One, and Two are attached hereto and are made a part hereof. If none, so state in the following space___________.

IN WITNESS WHEREOF, Lessor and Lessee have executed this lease as of the day and year first above written.

LESSOR:
Bergey Road Industrial Associates I L.P.
Attest:	BY: Campus Business Associates I, Inc. General Partner
/s/ Jennifer A. Altemose	/s/ Roger D. Altemose
Jennifer A. Altemose, Secretary	Roger D. Altemose, President

LESSEE:
Attest:	Torotel Products, Inc.
/s/ Heath Hancock	/s/ H. James Serrone
Heath Hancock, Vice President Of Accounting and Business Analytics	H. James Serrone, Vice President of Finance, Secretary, and Chief Financial Officer

EXHIBIT 10.1 BERGEY ROAD LEASE

RENTAL UNIT LOCATION PLAN

EXHIBIT“A”

PLAN AND SPECIFICATIONS FOR FITOUT WORK

EXHIBIT 10.1 BERGEY ROAD LEASE

EXHIBIT “B”
1. Sign Criteria

This criteria establishes the uniform policies for all tenant sign identification at 2880 Bergey Road, Hatfield, PA. This criteria has been established for the purpose of maintaining the overall appearance of the Building. Conformance will be strictly enforced. Any sign installed that does not conform to the sign criteria will be brought into conformity at the expense of the Lessee.

A.	General Requirements

1.	The sign shall be provided by Lessee, lettering and installation shall be paid for by Lessee. See below.

2.	Lessor shall approve all copy and logo design prior to the installation of the sign.

3.	Lessor shall direct the placement of all Lessee signs and the method of attachment to the Building.

4.	Lessee shall be responsible for the fulfillment for all requirements for this criteria.

B.	General Specifications

1.	The sign’s dimensions shall be as specified below.

2.	Lessee shall be allowed one sign regardless of size of occupancy.

3.	All signs lettering shall be gold in color. No other color shall be allowed unless specifically approved in writing by Lessor.

4.	No electrical or audible signs will be allowed.

5.	Upon the removal of any sign, any damage to the Building will be repaired by Lessee.

6.
Except as provided herein, no advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon any automated machine, glass panes of the building, landscape areas, street, or parking areas.

EXHIBIT 10.1 BERGEY ROAD LEASE

EXHIBIT “C’

1.	Window Treatments
All window treatments shall consist of vertical blinds which shall be off-white in appearance from the exterior side.

EXHIBIT 10.1 BERGEY ROAD LEASE

EXHIBIT “D”

EXHIBIT 10.1 BERGEY ROAD LEASE

RIDER NUMBER ONE (1)

Rider Number One (1) to Lease dated the -__10__ Day of July, 2014 between Bergey Road Industrial Associates (Lessor) and Torotel Products,

Inc. (Lessee).

PER DIEM OCCUPANCY

Lessee shall have the right to occupy the premises prior to or later than August 1, 2014 for a per diem amount of One Hundred Thirteen Dollars and 41/100 Cents ($113.41) to be paid prior to occupancy.

RIDER NUMBER TWO (2)

Rider Number Two (2) to Lease dated _10__Day of July, 2014 between

Bergey Road Industrial Associates (Lessor) and Torotel Products Inc. (Lessee).

Should Lessee want to terminate the lease after the three year period ending

July 31, 2017, the Lessor will allow termination with the proper notice as outlined in Section 27 of the lease. Lessor agrees to accept, as the minimum rent for the Lease Premises for the Lease Term of Three Years, the sum of One

Hundred Four Thousand Six Hundred Eighty Five and 12/100 ($104,685.12),

If Lessee does not terminate the lease at the end of the first Three

(3) Years, the Lease will continue for the full term of Five (5) Years, and Lessor will allow termination with the proper notice as outlined in Section 27 of the lease.